Calculation of Filing Fee Tables
S-3
OLD REPUBLIC INTERNATIONAL CORP
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock 1.00 par value per share	457(r)	2,829,509	$ 37.06	$ 104,861,603.54	0.0001531	$ 16,054.31
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 104,861,603.54		$ 16,054.31
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 16,054.31
Offering Note
[1]	(1.a) This registration fee table shall be deemed to update the "Calculation of Filing Fee Tables" in the registration statement on Form S-3ASR (File No. 333-277713) of Old Republic International Corporation (the "Registrant") filed on March 6, 2024 in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the "Securities Act"). (1.b) Represents up to 2,829,509 shares of the Registrant's common stock, par value $1.00 per share ("Common Stock"), issued to the selling stockholder named in the prospectus supplement. (1.c) Pursuant to Rule 416 under the Securities Act, the shares of Common Stock offered hereby shall also be deemed to cover such additional shares as may hereafter be offered or issued with respect to the shares registered hereby resulting from stock splits, stock dividends, recapitalizations or similar capital adjustments. (1.d) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act and based upon the average of the high and low prices for the Common Stock reported on the New York Stock Exchange on April 21, 2025.

Narrative Disclosure
The maximum aggregate offering price of the securities to which the prospectus relates is $104,861,603.54. The prospectus is a final prospectus for the related offering.